AMENDMENT NO. 4
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
         TOUCHSTONE ADVISORS, INC. AND TOUCHSTONE VARIABLE SERIES TRUST


     This Amendment No. 4 to Investment Advisory Agreement is dated as of December 31, 2002 and amends the Investment Advisory Agreement (the "Advisory Agreement") dated as of January 1, 1999, as amended, made by and between Touchstone Advisors, Inc., an Ohio corporation (the "Advisor"), and Touchstone Variable Series Trust, a Massachusetts business trust created pursuant to a Declaration of Trust dated February 7, 1994 (the "Trust").

     WHEREAS, the Advisor acts as investment advisor to the Trust pursuant to the Advisory Agreement; and

     WHEREAS, the Trust's Board of Trustees has determined to add fee breakpoints to the advisory fees of the Touchstone Balanced Fund, the Touchstone Bond Fund, the Touchstone Value Plus Fund, the Touchstone Enhanced 30 Fund, the Touchstone Large Cap Growth Fund, the Touchstone Growth/Value Fund, the
Touchstone High Yield Fund, the Touchstone International Equity Fund, the Touchstone Money Market Fund, the Touchstone Small Cap Value Fund and the Touchstone Standby Income Fund;

     NOW, THEREFORE, Schedule 1 to the Advisory Agreement is hereby amended, effective as of December 31, 2002, to read as set forth in Exhibit A to this Amendment,

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered in their names and on their behalf as of the day and year first above written.


                                        TOUCHSTONE VARIABLE SERIES TRUST

                                        By: /s/ Patrick T. Bannigan
                                            -------------------------------
                                            Patrick T. Bannigan, President



                                        TOUCHSTONE ADVISORS, INC.

                                        By: /s/ Patricia Wilson
                                            -------------------------------
                                            Patricia Wilson, Chief Compliance
                                            Officer

                                                 Exhibit A to Amendment No. 4 to
                                                   Investment Advisory Agreement

                                   SCHEDULE 1

Touchstone Emerging Growth Fund         0.80%

Touchstone International Equity Fund    0.95%  on  the  first  $100  million  of
                                        average  daily net assets;  0.90% on the
                                        next $100  million of average  daily net
                                        assets;  0.85% on the next $100  million
                                        of average  daily net assets;  and 0.80%
                                        of  such   assets   in  excess  of  $300
                                        million.

Touchstone Growth & Income Fund         0.80%  on  the  first  $150  million  of
                                        average daily net assets and 0.75% on such assets in excess of $150 million

Touchstone Balanced Fund                0.80%  on  the  first  $100  million  of
Touchstone Small Cap Value Fund         average  daily net assets;  0.75% on the
                                        next $100  million of average  daily net
                                        assets;  0.70% on the next $100  million
                                        of average  daily net assets;  and 0.65%
                                        of  such   assets   in  excess  of  $300
                                        million.

Touchstone Bond Fund                    0.55%  on  the  first  $100  million  of
                                        average  daily net assets;  0.50% on the
                                        next $100  million of average  daily net
                                        assets;  0.45% on the next $100  million
                                        of average  daily net assets;  and 0.40%
                                        of  such   assets   in  excess  of  $300
                                        million.

Touchstone Value Plus Fund              0.75%  on  the  first  $100  million  of
Touchstone Large Cap Growth Fund        average  daily net assets;  0.70% on the
                                        next $100  million of average  daily net
                                        assets;  0.65% on the next $100  million
                                        of average  daily net assets;  and 0.60%
                                        of  such   assets   in  excess  of  $300
                                        million.

Touchstone Standby Income Fund          0.25%  on  the  first  $100  million  of
                                        average  daily net assets;  0.20% on the
                                        next $100  million of average  daily net
                                        assets;  0.15% on the next $100  million
                                        of average  daily net assets;  and 0.10%
                                        of  such   assets   in  excess  of  $300
                                        million.

Touchstone High Yield Fund              0.50%  on  the  first  $100  million  of
Touchstone Money Market Fund            average  daily net assets;  0.45% on the
                                        next $100  million of average  daily net
                                        assets;  0.40% on the next $100  million
                                        of average  daily net assets;  and 0.35%
                                        of  such   assets   in  excess  of  $300
                                        million.

Touchstone Enhanced 30 Fund             0.65%  on  the  first  $100  million  of
                                        average  daily net assets;  0.60% on the
                                        next $100  million of average  daily net
                                        assets;  0.55% on the next $100  million
                                        of average  daily net assets;  and 0.50%
                                        of  such   assets   in  excess  of  $300
                                        million.

Touchstone Growth/Value Fund            1.00%  on  the  first  $100  million  of
                                        average  daily net assets;  0.95% on the
                                        next $100  million of average  daily net
                                        assets;  0.90% on the next $100  million
                                        of average  daily net assets;  and 0.85%
                                        of  such   assets   in  excess  of  $300
                                        million.